SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2017

ECO SCIENCE SOLUTIONS, INC.
(Exact name of Company as specified in its charter)

Nevada	333-166487	46-4199032
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1135 Makawao Avenue, Suite 103-108 Makawao, Hawaii 96768
(Address of principal executive offices)

(800) 379-0226
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 21, 2017, Eco Science Solutions, Inc. (ESSI) entered into a Stock Purchase Agreement (“SPA”) with the shareholders of Ga Du Corporation, a Nevada corporation (“Ga Du”, “Sellers”), wherein, ESSI agreed to purchase, and Sellers agreed to sell 100% of the shares of capital stock of Ga Du to ESSI, in exchange of fifteen million (15,000,000) shares of ESSI Common Stock, that shall be issued to Seller’s, pursuant to the SPA.  Among the additional material terms of the SPA is Seller’s right to receive additional consideration in the form of cash payment(s) payable only upon the achievement of certain milestones (the “Milestone Payments”) described in Exhibit B of the SPA provided that: (i) all of the Milestones must be reached within not more than twelve (12) months from the date of the execution of this Agreement; (ii) each Milestone shall be treated as distinct and the failure to reach any single Milestone shall not effect the availability of the Milestone Payment(s) related to any other Milestone(s).

Additionally, ESSI, on June 21, 2017, entered into Employment and/or Consulting Agreements with each of the Sellers; pursuant to their respective agreements with the wholly owned subsidiary of ESSI, Ga Du Corporation, John Lewis will serve as the Chief Executive Officer of Ga Du Corporation, Andy Tucker will act as Special Consultant to Ga Du Corporation, Dante Jones will serve as a Special Advisor to Ga Du, and Wendy Maguire will serve as the Vice President of Business Development of Ga Du.

Further, ESSI entered into Employment Agreements with Michael D. Rountree, who will serve as Chief Operating Officer of ESSI, and with S. Randall Oveson, who will serve as the Chief Operation Officer of Ga Du Corporation.

Each of the Employment and/or Consulting Agreements are for a term of two years, renewable upon mutual consent, with an annual salary of $120,000 per year and Options to purchase shares of ESSI’s common stock, which will vest in two years.

Additionally, each of the Employees/Consultant Agreements that ESSI entered into pursuant to the Ga Du Corporation transaction executed a Lock Up Leak Out Agreement relative to the exercise of Options.

Following the closing of the SPA, Ga Du Corporation will become and remain a wholly owned subsidiary of ESSI, bringing to ESSI a Financial Services Platform, Testing Labs, as well as Inventory Control and Advisory Software Platforms (Summaries of each respective business segment are attached hereto as Exhibits 99.1, 99.2, and 99.3).

ESSI management believes that the acquisition of the Ga Du Corporation could, over time, increase the business opportunities available to the Company, by offering services throughout the newly developing cannabis industry and the always progressive alternative health and wellness industry.

Previously, on May 2, 2017, ESSI entered into a Letter of Intent with Ga Du Bank, a banking platform with a charter through the Southern Cherokee Nation Red Fire People (“SCNRFP”). After completing its due diligence, ESSI determined that while the banking platform technology was capable and had many advantages, the overall charter and the ability to engage in some of the desired commercial operations through the SCNRFP was not sufficiently developed by SCNRFP to meet the expectations of ESSI. In light of this, each of ESSI and Ga Du determined not to proceed with the acquisition of the banking charter. Ga Du; however, has continued the refinement of its platform for data capture, financial services, and compliance platform, to develop mobile enterprise applications and to work with existing commercial banks, along with its other enterprise services activities.  Ga Du’s management team determined that the direction and vision of ESSI aligned with the interests of Ga Du, and seeing the potential to create additional revenue streams for a combined entity, the Ga Du management team agreed unanimously to become a subsidiary of ESSI and bring to market its other activities under the Eco Sciences brand. With the acquisition of Ga Du Corporation, ESSI has now acquired the Ga Du technology, along with its other activities such as Certified Laboratory Testing and Retail Inventory Control, bringing important enterprise technologies in-house.

Background on Ga Du Corporation and Ga Du’s nature of relationship with ESSI

Ga Du Corporation (“Ga Du”) was originally an association of individuals who had experience in one or more phases of the Cannabis industry (see Bios below) and wished to collaborate to develop and/or discover business opportunities in the industry that were unrelated to sale of Cannabis products.  Ga Du felt that there was a lack of business sophistication and business tools in the industry as a whole, and that a significant opportunity existed to supply those.

To that end, Ga Du initially focused on two principal areas of business:

1)
 Quality control, including: (i) verification of quality and content of cannabis consumables, primarily with a state of the art laboratory design and process; (ii) tracking of process from raw materials to finished product, with some overlap into the Ga Du inventory control design and software; and, (iii) handling techniques.

2)
Business and enterprise tools, including: (i) inventory control systems; (ii) data management to include both inventory controls as well as customer data; (iii) management and professional advisory services; (iv) branding and package design; (v) workflow management; and, (vi) financial services to include compliance and membership/client data collection and management;

Below is a summary of the key components of the current Ga Du portfolio

I.	Quality Control.

With its quality control initiative, Ga Du has developed a state of the art laboratory design with proprietary processes and methodology, entered into an agreement with an equipment manufacturer and developed tracking software, while putting off developing advisory services concerning product handling.

II.	Business Tools.

As to business tools, Ga Du has created a relationship with a design and marketing group and created branding and marketing designs, while setting the stage for a long-term collaborative relationship with a marketing advisory group.  Ga Du has also developed a data management software and an inventory control software and system.  Ga Du began this development process in early 2016 and continues to develop and test these systems. At approximately the same time Ga Du began work on security software to capture and retain customer and membership data, including the kind of data believed to be necessary to eventually accommodate Know Your Customer (KYC) and compliance issue for purposes of various kinds of financial services; and, (ii) developed a flexible mobile payment platform to facilitate payment for all kinds of services and products in collaboration with an experienced provider.

Ga Du continues to refine and further develop financial services software for bank account opening, compliance and secure transfers.

In early 2017, one of the Ga Du team members, Mr. Andy Tucker was contacted by the Chief of the State of Southern Cherokee Nation and Red Fire People (“SCRFP”). The Chief indicated that he believed that an opportunity existed to market banking and merchant services to cannabis merchants. As  discussions developed, the Chief made several key representations: (i) that SCNRFP had opened a central bank (the “Central Bank”); (ii) that SCNRFP was a sovereign nation recognized by several other nations, and that this sovereignty had been clarified by opinion letter and treaty as to the United States; (iii) that SCNRFP had a correspondent relationship with HSBC Bank in London; (iv) that the Central Bank was authorized by Visa and Master Card to engage in merchant transactions with cannabis merchants and would be acting as its own “interchange” (payment processing); (v) that a charter from the Central Bank would permit Ga Du to engage in offering banking services; (vi) that SCNRFP would deposit up to $300 million in a bank to be organized by Ga Du if Ga Du was prepared to develop an automated security and compliance system, with funds transfer software capability.

Subsequently, Ga Du began a due diligence process that consumed several months. During that process, Ga Du obtained a license from SCNRFP, but did not commence to offer banking services.  However, Ga Du did survey the market for banking services and, in particular, depository services.  In doing so, Ga Du was careful to ask what the interest might be to move cash into deposits in bank accounts should cannabis businesses have the ability to open accounts consistent with the Cole Memorandum.  Ga Du discovered an enormous interest and received estimates from third parties of very significant depository capabilities, in addition to those deposits promised by SCNRFP.

As Ga Du’s relationship with SCNRFP developed, Ga Du continued a due diligence process and became involved in advising and assisting SCNRFP as to their banking proposal. Ga Du discovered that the correspondent relationship and merchant relationships, despite representation, were not firm, and had not, in fact, been verified.

Concurrently with work previously commenced on a proprietary banking and compliance software, Ga Du commenced to seek a correspondent relationship with various banks and to develop merchant processing relationship(s). During the later period of this process, Ga Du was introduced to Eco Science Solutions Inc. (“ESSI”) by Mr. Randal Oveson.  Mr. Oveson was aware of Ga Du’s work with SCNRFP.  Ga Du indicated to ESSI that it believed that it would soon have a solution for cannabis banking with SCNRFP.  While Ga Du had received a license from SCNRFP it had not yet received an opinion letter as to sovereignty.  Ga Du continued its development work on merchant processing and other payment solutions to assist merchants to avoid the handling of large amounts of cash, and on a depository system for taking cash deposits and digitizing such deposits.

ESSI management clearly indicated to Ga Du that it would require its own due diligence and final confirmation of a banking capability to conclude a transaction; however, both parties agreed the present stage of negotiations required a formalized Letter of Intent surrounding a potential transaction in the event that due diligence was satisfactorily completed.

Shortly after the suspension of trading of ESSI, SCNRFP terminated its relationship with Ga Du. However, by that time Ga Du had developed much of its enterprise solutions business (the “Enterprise Solutions”) including: (i) its laboratory system identified above and called “Lab in a Box”; (ii) development of a data capture, retrieval and management system; (iii) largely completed its development of a complex mobile payment platform; (iv) completed its inventory management software; and (iv) completed the KYC, security and account opening software for potential future use, along with adapting this software to membership, registration and other applications.

Because Ga Du has developed a great many Enterprise Solutions, and in-roads to provide financial services to the Cannabis industry, Management believes there are tremendous complimentary aspects that, when combined, complete one segment of the ESSI business plan; exploration of eco-friendly technology and properties, which align with our health and wellness applications. Alongside of our Herbo Applications, moving forward in the cannabis industry and developing solutions that comport with the cannabis industry, may position ESSI to become a single source provider to consumers, dispensary owners/operators, smoke shops, and supporting professionals in the industry.

How Ga Du is related to ESSI’s operating business

The Cannabis industry that ESSI and Ga Du are working to penetrate, remains fragmented, with rather small owner/operators, all whom are servicing their customer base with limited technologies, unsophisticated business processes and non-existent financial services. While forecasts have the Medical Marijuana industry as quite large, there remains a lack of technologies, business process and financial services that allow for the enterprise and the consumer to transact in an efficient manner. Management believes an analogy can be made that when Amazon.com entered into consumer retail market, the overall categories they targeted presented similar inefficiencies.  This premise implies that there are tremendous ecommerce and enterprise opportunities in front of a combined Eco Science Solutions and Ga Du.

ESSI has developed, and offers, a consumer engagement application; e-wallet; location and delivery technologies; e-commerce platform; and a rich educational content platform.

Ga Du has developed, and offers, a security software to capture and retain customer and membership data, to accommodate KYC and compliancy matters for various kinds of financial services; a flexible mobile payment platform to facilitate payment for all kinds of services and products in collaboration with an experienced provider.

When combined, ESSI and Ga Du will have the capability to vertically satisfy the entire transaction flow from consumer to enterprise with a keen focus on the underserved Cannabis industry. The parties believe that this first mover advantage may give the Company a significant competitive advantage on a long-term basis.

Introduction fees

On June 21, 2017, ESSI agreed to the issuance of 1,000,000 restricted shares of the Company’s Common Stock to DEEPSEA SOLUTIONS, LLC, in consideration for arranging the transaction between the Company and Ga Du Corporation Shareholders.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Company will claim an exemption from the registration requirements of the Securities Act of 1933, as amended, for the issuance of the aforementioned shares pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the purchasers are “accredited investors” and/or qualified institutional buyers, the purchasers have access to information about the Company and its purchase, the purchasers will take the securities for investment and not resale.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On June 21, 2017, and pursuant to the Stock Purchase Agreement, ESSI appointed L. John Lewis and S. Randall Oveson, both representatives of Ga Du Corporation, to the Board of Directors, effective June 21, 2017.

On June 21, 2017, ESSI appointed Michael Rountree as Chief Operating Officer of ESSI.

On June 21, 2017, L. John Lewis was appointed Chief Executive Officer of Ga Du Corporation, Wendy Maguire as Vice President of Business Development of Ga Du Corporation, and S. Randall Oveson as Chief Operating Officer of Ga Du Corporation.

L. John Lewis

Mr. Lewis graduated Magna Summa Cum Laude from the University of Utah in 1976, with a Bachelor of Science degree in political science, and an international relations certificate.  He received a Juris Doctor degree from Stanford Law School in 1979, and was managing director of the Stanford Law Journal.  Following law school, Mr. Lewis served as a law clerk on both the Untied States District Court for the Southern District of California and on the United States Tenth Circuit Court of Appeals.

As a lawyer, Mr. Lewis has represented American Dairies, China Sky One, the Metropolitan Insurance Group, Skaggs-Alpha Beta, and numerous other companies in connection with private and public offerings, and/or mergers with public entities now trading on the New York Stock Exchange.

Mr. Lewis departed from the practice of law to become involved in assisting private companies with significant growth trajectories.  He has been active in assisting such companies with capital formation, structure and the private equity and business management for approximately the last twenty years as a consultant, legal advisor and/or manger, and has been the General Manager of a household products manufacturing company, the CEO of a nutraceutical company, and the Managing Director of a Swiss based asset management firm, as well as managing a large legal and contracting group for a multi-national NGO.  His management duties have run the gamut from managing a small business development group of several individuals to responsibility for hundreds of employees.

Mr. Lewis has served as an instructor of “International Legal and Treaty Conventions”, “International Commercial Conflicts” for the United States Army, and was a part time Professor of Business Law at LDS Business College, as well as Visiting Instructor of Business Communications and Entrepreneurship” at the University of Utah.

Mr. Lewis has received the following honorary distinctions: (i) Owl and Key; (ii) Pi Sigma Alpha; and (iii) Who’s Who in American Law.

S Randall Oveson

BS MBA • Management, Finance, and Accounting

Mr. Oveson started his career as a Financial Analyst with Suite Thinking, Inc., a boutique hospitality consulting firm in Newport Beach, CA. There Mr. Oveson developed systems and processes used to analyze dozens of hotels part of a $500 million+ portfolio in various financial and operational categories still in use in the hospitality industry today.

Upon completion of his MBA at Pepperdine University Mr. Oveson has taken CEO, COO, CFO, and CIO roles in hospitality, the aerospace, manufacturing, brokerage, action sports, telecommunications, and the banking and healthcare technology industries. His range of experience includes all aspects of management for start-up and mid-tier companies both public and private entities. He has led dozens of full financial audits and reviews and has also led numerous PCI audits and MasterCard RAMP reviews. He has been instrumental in projects as diverse as the first and largest prepaid CLEC in the State of California to building out and growing the first financial data center on the island of Antigua.

Mr. Oveson is currently involved in financial processing projects in Europe, Canada, and the US as well as assisting with the development of Ga Du Corporation’s enterprise solutions and operations.

Michael D. Rountree

Mr. Rountree is the Founder and President of Rountree Consulting, which he formed in 1997.  He is a certified public accountant as well as a business and financial manager and advisor, providing financial, strategy, and business consulting services to clients with the goal of increasing sales and growing revenue, while also actively lowering expenses while streamlining operational efficiencies.  Mr. Rountree spent 3 years with Deloitte and Touche, as well as Price Waterhouse, working on multi-state tax and financial accounting engagements for large Fortune 500 and Global 2000 clients.  Mr. Rountree also spent 3 years at the State of California Franchise Tax Board.  His initial work was with the traditional corporate and individual audit group, but he was quickly promoted to the forensics audit practice where he handled complex financial, tax and audit engagements.

Mr. Rountree holds a BS degree with an emphasis in Accountancy from C.S.U Long Beach and a Masters in Business Taxation from the Leventhal School of Accounting at the University Southern of California.

Mr. Rountree has been the Chief Financial Officer of Eventure Interactive, Inc., a Nevada corporation since April 1, 2013, and the Chief Financial Officer of Separation Degrees – One, Inc., a Delaware corporation, since December 17, 2014.

Wendy Maguire MA, WSD

Wendy Maguire is dedicated to applying innovative approaches to address the world’s most complex business and societal challenges.  She is an entrepreneur with an accounting and finance background.  Areas of study and particular interest are; post-growth economics, generative business models, and change dynamics.

She became active in the cannabis industry to take advantage of opportunities in one of the world’s fastest-growing business sectors, and is now applying her experience to support efforts in the development of a sustainable, generative and beneficial banking solution serving the global community.

Wendy has had a founding role in numerous enterprises and is a founding partner of, Two Lions, LLC, currently rolling out recreational marijuana retail stores in Oregon with Cannabis QA labs, and CO2 Extraction facilities in the works.  She has consulted with numerous i502 businesses in Washington States legal cannabis industry and supported legalization initiatives in Oregon, Nevada, Colorado, Alaska and the U.S. Virgin Islands. She is active with the Center for Cannabis and Social Policy (CASP).

Wendy has served on several boards including the Post Growth Institute.  She has worked with various organizations in support of informed choice in health care, global food security, education, the arts, community building, and women in business.  She completed a fellowship at the Mondragon Cooperative Complex and holds a Graduate Certificate in Cooperative Development.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO EXHIBITS
Exhibit No.	Description
10.1	Stock Purchase Agreement
10.2	Employment Agreement L. John Lewis
10.3	Consulting Agreement Andy Tucker
10.4	Employment Agreement Dante Jones
10.5	Employment Agreement Wendy Maguire
10.6	Employment Agreement Michael D. Rountree
10.7	Employment Agreement S. Randall Oveson
10.8	2017 Equity Incentive Plan
10.9	Non-Statutory Stock Option Agreement Granted Under 2017 Equity Incentive Plan - Lewis
10.10	Non-Statutory Stock Option Agreement Granted Under 2017 Equity Incentive Plan -Tucker
10.11	Non-Statutory Stock Option Agreement Granted Under 2017 Equity Incentive Plan - Jones
10.12	Non-Statutory Stock Option Agreement Granted Under 2017 Equity Incentive Plan - Maguire
10.13	Non-Statutory Stock Option Agreement Granted Under 2017 Equity Incentive Plan - Rountree
10.14	Non-Statutory Stock Option Agreement Granted Under 2017 Equity Incentive Plan - Oveson
10.15	Form of Lock up / Leak Out Agreement
10.16	Memo of Understanding between Ga Du Corporation and Central Bank of SCNRFP
99.1	Financial Services Platform summary
99.2	Testing Labs Business Summary
99.3	Inventory Control and Advisory Systems Business Summary

FORWARD LOOKING STATEMENTS

Certain statements in this Current Report Form 8-K may contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Current Report Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters. All forward-looking statements included in this Current Report Form 8-K are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made. Any and all such forward-looking statements are as of the date of this Current Report Form 8-K. We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or changes in beliefs, except as required by law. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that particular forward-looking statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the SEC, which are available to the public at the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO SCIENCE SOLUTIONS, INC.

Date: June 26, 2017	By:	/s/ Jeffery Taylor
Jeffery Taylor
President